Exhibit 99.2

                         ANNUAL SERVICER'S CERTIFICATE

                            BOMBARDIER CAPITAL INC.

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              BOMBARDIER RECEIVABLES MASTER TRUST I (the "Trust")
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     The undersigned, duly authorized representatives of Bombardier Capital
Inc. ("BCI"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of January 1, 1994 (as amended and supplemented, the "Agreement"), by and among Bombardier Credit Receivables Corporation ("BCRC"), as Depositor, BCI, as Servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, do hereby certify, on behalf of BCI, that:

1. BCI is, as of the date hereof, the Servicer under the Agreement.

2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee and any Enhancement Providers and all other persons specified in Section 3.05 of the Agreement.

3. A review of the activities of the Servicer during the calendar year ended December 31, 2003, and of its performance under the Agreement, was conducted under our supervision.

4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each material default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made by the Servicer during the year ended December 31, 2003, which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default, and (c) the current status of each such default: none.

Capitalized terms used but not defined herein are used as defined in the Agreement.


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     IN WITNESS WHEREOF, each of the undersigned has duly executed this
Certificate this 30th day of April, 2004.

                            BOMBARDIER CAPITAL INC.

                          By: /s/ Lawrence F. Assell
                              Lawrence F. Assell
                      Vice President and General Manager,
                           Inventory Finance - U.S.

                            By: /s/ George N. Demas
                                George N. Demas
              Vice President, Legal Services, Clerk and Secretary


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